                                  SCHEDULE 14A

                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Soliciting Material Under Rule
[ ]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials

                     MERCARI COMMUNICATIONS GROUP, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:
________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:
________________________________________________________________________________

3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ]  Fee paid previously with preliminary materials:
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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:
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MERCARI COMMUNICATIONS GROUP, LTD.
1005 East Cobblestone Drive
Highlands Ranch, CO 80126

_________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on August 2, 2004

_________________

To Our Shareholders:

     A Special Meeting of Shareholders of Mercari Communications Group, Ltd., a Colorado corporation (“Company”), will be held at 1005 East Cobblestone Drive, Highlands Ranch, Colorado 80126 on August 2, 2004 at 10:00 a.m., Mountain Daylight Time, for the purpose of considering and acting upon the following:

     (1)   To approve and adopt a one for one thousand (1 for 1,000) reverse split of outstanding shares of the Company’s common stock, to be effective on the first business day following the shareholders meeting;

     (2)    To authorize the Board of Directors to change the name of the Company to any proper name selected by the directors and to cause the Articles of Incorporation of the Company to be amended to effect the change of name;

     (3)    To approve a plan of quasi-reorganization pursuant to which the Company shall restate the financial accounts for the Company to eliminate its additional paid-in capital and retained earnings deficit incurred before June 1, 2004;

     (4)    Such other matters as may properly come before the meeting or any adjournment thereof.

     On shareholders of record at the close of business on July 10, 2004 are entitled to notice of and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

ROBERT W. MARSIK Corporate Secretary

Highlands Ranch, Colorado
July 15, 2004

THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

MERCARI COMMUNICATIONS GROUP, LTD.
1005 East Cobblestone Drive
Highlands Ranch, CO 80126

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

To be Held August 2, 2004

     The enclosed proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Mercari Communications Group, Ltd. (“Company”) for use at the Company’s Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time at 1005 East Cobblestone Drive, Highlands Ranch, Colorado 80126 on August 2, 2004 and at any adjournment thereof. It is planned that this Proxy Statement and the accompanying Proxy will be mailed to the Company’s shareholders on or about July 15, 2004.

     Any person signing and mailing the enclosed Proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company’s corporate secretary or by voting in person at the meeting.

VOTING SECURITIES, PRINCIPAL SHAREHOLDERS AND
SECURITY OWNERSHIP OF MANAGEMENT

     All voting rights are vested exclusively in the holders of the Company’s $0.00001 par value common stock with each share entitled to one vote. Cumulative voting in the election of directors is not permitted. Only shareholders of record at the close of business on July 10, 2004 (the “Record Date”) are entitled to notice of and to vote at the meeting or any adjournments thereof. On the Record Date the Company had 950,000,000 shares outstanding.

     Because the directors collectively own more than a majority of the outstanding common stock, the Company’s only securities, approval of management’s proposals described in this Proxy Statement is assured. Shareholders of the Company will have no dissenter’s rights with respect to any of the proposals described in this Proxy Statement.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows as of the Record Date, the shares of the Company’s $0.00001 par value common stock, its only class of equity securities, beneficially owned by (i) each person who beneficially owned more than 5% of the outstanding shares with the address of each such person, (ii) each of the Company’s directors and (iii) by all of the Company’s officers and directors as a group:

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent Of Class
Robert W. Marsik	496,725,280	52.3%
1960 White Birch Drive
Vista, California 92083
Allan Bergenfield	40,000,000	4.2%
548 Longhorn Crescent
Rockville, MD 20850
Thomas A. Higgins	237,500,000	25.0%
1005 East Cobblestone Drive
Highlands ranch, CO 80126
Directors and Executive	774,225,280	81.5%
Officers as a Group
(three persons)

__________________

(1) Beneficial owners listed have sole voting and investment power with respect to the shares.

DIRECTORS AND COMMITTEE MEETINGS

     During the fiscal year ended May 31, 2004, the Board had two directors meetings, both of which were special meetings held pursuant to unanimous written consent by all of the incumbent directors. The Board has no standing audit, nominating or compensation committees.

     It is not proposed that directors will be elected at the special meeting.

CERTAIN TRANSACTIONS

     On December 17, 2001 the Board of Directors took formal Board action to cancel 203,250,000 common shares previously issued to twenty-one persons who had agreed to cancel these shares in the event that the Company did not achieve certain revenue projections following the initial public offering by the Company in 1988. The Company did not achieve those revenue projections and Board of Directors cancelled those shares under the agreement. Additionally, the Board of Directors approved the issuance of 758,975,280 common restricted shares to the current Board members for services and cash contributions totaling $7,677 used to bring the Company current in its reporting obligations and for related matters. Further, the Board of Directors hired the audit firm of Robison and Hill and Company, and approved the audit report for the Company for the fiscal year ended May 31, 2001, approved the hiring of counsel for the Company, approved the appointment of Computershare Investor Services as transfer agent for the Company and authorized management to establish a relationship with an investment banking firm to facilitate the filing of an application with NASD to seek to establish a public trading market.

EXECUTIVE COMPENSATION

     None of the Company’s executive officers presently receives any salary or other compensation or benefits. No compensation has been paid to any officer, director, employee or consultant of the Company since 1990. Neither Mr. Marsik, the Chief Executive Officer, nor any other officer or director, has received any compensation or other benefits from the Company during any of the last three fiscal years

PROPOSAL TO AUTHORIZE REVERSE STOCK SPLIT

     The Board has approved and has unanimously recommended that shareholders authorize the Board to adopt a Plan of Recapitalization, the effect of which would be to effect a reverse stock split of outstanding common stock. The reverse stock split is described in a Plan of Recapitalization which is attached as Exhibit A (the “Plan”). Upon approval of the Plan by the holders of a majority of outstanding shares at the shareholder meeting, a 1 for 1000 reverse stock split will be approved, to be effective on the second business day following the date of the shareholders meeting.

     The Company’s Articles of Incorporation presently authorize 950,000,000 shares of $0.00001 par value common stock and 20,000,000 shares of preferred stock, $0.001 par value. The proposed Plan would not reduce the number of authorized shares. Specifically, the Plan provides in part as follows:

     1.    Reverse Split Ratio. A reverse split of 1 for 1000 (i.e., each 1000 shares outstanding or committed to be issued before the reverse split would, after the Effective Date as defined below, represent one share), subject to rounding described below.

     2.    Reverse Share Split. All shares of $.00001 par value common stock of the Company outstanding prior to the Record Date shall, from and after the Effective Date, be combined into a lesser number of shares determined by multiplying the outstanding shares times a fraction, of which the numerator is one and the denominator is 1,000 (for example, the fraction would be: 1/1000 and 1,000 shares outstanding before the Effective Date would be reduced to 1 share after the Effective Date), provided that: (a) all fractional shares as a result of the split shall be automatically rounded up to the next whole share, and (b) all holders who would beneficially own fewer than 100 shares following the reverse share split shall automatically be rounded up to 100 shares.

     If shareholders approve the Plan of Recapitalization, the shareholders will be authorizing a reverse stock split of 1,000 into 1. The Effective Date for a reverse stock split shall be the second business day following the shareholders meeting.

     The Board has concluded that to maximize the value of the Company for its shareholders, the Company should attempt to locate and acquire, or be acquired by, another business. The Board believes that a significant number of private businesses could be interested in a business combination with the Company, primarily in order to become a public-reporting entity with a market for its securities since the Company is a public-reporting entity. As of the date of this Proxy Statement the Company has reached no agreement with a prospective merger partner.

     Although the Company is publicly owned and files periodic reports under the Securities Exchange Act of 1934, as amended, the Company has no assets and no present intended business. Accordingly, it is likely that the owners of any business combined with the Company will expect to receive a large majority of the outstanding stock.

     The Company presently has 950,000,000 authorized shares of common stock and 950,000,000 outstanding shares. There are no outstanding shares of preferred stock and the reverse stock split would have no affect on preferred stock. If the Company reduces the number of outstanding shares with a reverse stock split, there would then be sufficient available shares to accommodate a transaction in which the owners of the acquired business own a majority of the outstanding shares following the combination. Unless the number of outstanding shares is reduced, the Board believes that it is unlikely that an acquisition or combination beneficial to Company shareholders can be accomplished.

     However, if the proposed reverse stock split is approved and an acquisition or business combination is completed, shareholders of the Company would likely suffer very substantial dilution. For instance, the Board anticipates that the owners of a business acquired by the Company would probably hold in excess of 90% of all of the Company’s outstanding shares following an acquisition or combination, significantly diluting the ownership of the Company by present shareholders. No assurances can be given regarding such dilution or whether any business combination will be completed, but it is likely that shareholders of the Company would own a very small portion of the Company once such a combination is completed.

     In proposing that the shareholders approve adoption of the Plan of Recapitalization and reverse share split, the Board also concluded that the very large number of shares of the Company’s common stock outstanding are substantially too many for a small public corporation. Any trading in Company stock would likely be at a low price, which could discourage market makers or investors.

     The Board also believes that the Company’s common stock may be of interest to a larger number of brokers and private investors if the reverse split is effected. Presently there is no trading in the Company’s stock and no liquidity for present shareholders, However, it is anticipated that the proposed reverse stock split may lead to a more liquid market for the Company’s common stock as there will be a much lower number of shares outstanding and relatively little public “float.” Therefore, market makers and other investors may be more willing to trade the Company’s securities, particularly if an acquisition or business combination can be completed. The Board is aware that it is possible that the reverse stock split instead may have an adverse effect on market demand for the Company’s common stock because of the smaller number of shares outstanding. There can be no assurance that an active market will develop for the stock. If a market develops, any adverse effect on market demand for Company Stock may persist.

     The smaller public float, which will result from the reverse stock split, could adversely affect the interests of common shareholders, especially until and unless a business combination is effected. Such adverse consequences could include reduced liquidity due to fewer shares available to market makers, even less liquidity in the market, odd lot amounts of shares held by many shareholders, and lack of interest in securities of the Company. Also, historically market prices of stock of many small companies often fall in months following a reverse split. However, the Board believes that, since the common stock had no market or value before the Company was reestablished by the Board, and presently has no reported trading or market price, these potential problems are outweighed by the possibility that the shares held after the reverse split could appreciate at some time in the future if an acquisition or combination is completed.

     If the Company’s shareholders approve the proposal described above, the shares of the Company’s common stock outstanding on the Record Date would be reduced to approximately 950,000 shares prior to the issuance of any additional shares in rounding, as described below. The number of shares which the Company is authorized to issue, will not be affected. As of the Record Date, there were 315 shareholders of record and it is anticipated that there will be the same number of shareholders of record following the stock split. A majority of all outstanding shares voting in favor of this resolution is necessary for approval. The Plan of Recapitalization will be approved by the affirmative vote of the directors.

     The Plan of Recapitalization attached as Exhibit A sets forth the procedure by which certificates representing shares of the Company’s outstanding common stock may be surrendered for certificates representing the reduced number of shares of the Company’s common stock. No fraction of a share of the Company’s $0.00001 par value common stock will be issued and, in lieu thereof fractional shares otherwise issuable to shareholders will be rounded up to the next higher whole share. It is not anticipated that any shareholder of the Company will be eliminated as a result of the disallowance of fractional shares.

     The Board will be authorized to abandon the Plan of Recapitalization prior to the effective date without a further vote of shareholders if the directors conclude that such action would be in the best interest of the Company and its shareholders. Such action by the Board is not anticipated; however, the provision has been included in the Plan to afford maximum flexibility to the Company. The directors might abandon the Plan, for instance, upon the advice of an investment banker or if required in order to make some acquisition or other transaction. The Company presently has no indication that any such event will occur.

     To be approved, the directors must receive the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock. Together, the Board beneficially owns shares constituting more than a majority of the outstanding voting stock and all shares owned by the directors will be voted in favor of the Plan. THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE REVERSE STOCK SPLIT AND ADOPTION OF THE PLAN OF RECAPITALIZATION. PROXIES WILL BE VOTED ACCORDINGLY UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE FORM OF PROXY.

PROPOSAL TO CHANGE NAME

     The Board has approved and unanimously recommended that the shareholders authorize the Board to effect a change of the name of the Company to a name to be selected in the discretion of the directors at such time as the Company has made a business combination with another business or entity. Upon approval of the plan to change the name by the shareholders at the meeting, the Board will be authorized at any time during the three years following the meeting to adopt a new name for the Company. To effect the name change, the Board shall be authorized to complete, and the Company shall file, an Amendment to the Company’s Articles of Incorporation. As amended, Article FIRST would read and provide as follows:

"FIRST: The name of the Corporation shall be _____________________." (Blank to be completed prior to filing with a name selected by the directors.)

     The remaining portions of the Articles of Incorporation of the Company would remain unchanged. If an amendment to the Articles of Incorporation is not filed no name change would be effected.

     In proposing that the shareholders approve the plan to change the name of the Company, the Board determined that it is likely that if the Company acquires, or is acquired by, another business or another entity, it is likely that it will be recommended that the Company change the name to a new name compatible with the new business or entity. To officially change the name of the Company it will be necessary to amend the Articles of Incorporation of the Company, which requires a vote of shareholders. To avoid calling a second meeting of shareholders of the Company and to permit the Board to select a new name and to formally effect a change, it is recommended that shareholders approve the proposal to authorize the Board, in its discretion, to select a new name and to formally amend the Articles of Incorporation of the Company. It is likely that such a new name would be selected when, and if, a business acquisition or combination is proposed and that the name would also be acceptable to the owners of the business.

     A majority of all outstanding shares voting in favor of this resolution is necessary for approval. The directors intend to vote their shares in favor of this proposal and approval is assured. THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE CHANGE OF NAME AND AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION. PROXIES WILL BE VOTED ACCORDINGLY UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE FORM OF PROXY.

PROPOSAL TO APPOVE QUASI-REORGANIZATION
AND RESTATE THE FINANCIAL STATEMENTS

     The Board has approved and is proposing that the shareholders approve a quasi-reorganization and restatement of accounts to eliminate from the Company’s balance sheet the retained deficit which was incurred before May 31, 1999. The Company was inactive from 1989 until it was reactivated by the Board of Directors in 2001. If approved by the shareholders the retained deficit account and the paid in capital accounts of the Company will be eliminated, and the accrued liabilities will be reduced in a quasi-reorganization effective as of March 1, 2004. The Board selected March 1, 2004 as the retroactive effective date because audits for the prior three fiscal years have been completed and quarterly reports for the first three quarters of the latest fiscal year have been filed. The expenses to revise those financial statements at this time would not be cost effective to the Company. Also, restating certain accounts for 2004 and thereafter will permit more accurate tracking of operating results in future years.

     As of February 29, 2004, the Company’s balance sheet, included in the Quarterly Report on Form 10-QSB for the third quarter, included retained deficit of $919,100 (accumulated from inception of the Company though 1990), partially offset by additional paid-in capital of $814,432 . Also, accrued liabilities total $129,401, of which $110,435 were incurred in 1990 or before and would be uncollectible by creditors as barred by the applicable statute of limitations in Colorado. The Company's balance sheet includes insignificant assets and deficit shareholders’ equity. The applicable items of the balance sheet at February 29, 2004 reflect the following:

Accrued liabilities	$ 129,401
Stated capital	9,500
Additional paid in capital	814,432
Retained deficit	(919,100)
Deficit accumulated during development stage	(34,123)
Shareholders’ equity	(129,291)

As restated as a result of the quasi-reorganization to be adopted by shareholders, the applicable portion of the balance sheet at May 31, 2004 will reflect:

Accrued liabilities	$ 18,966
Stated capital	9,500
Additional paid in capital	- 0 -
Retained deficit	5,767
Deficit accumulated during development stage	(34,123)
Shareholders’ equity	(18,856)

     As seen above, the result of the quasi-reorganization and modification of the accrued liabilities, capital and retained deficit accounts, will be that the Company will have no change to its assets nor the liabilities accrued during the development stage . There will be no balance in the Company’s additional paid in capital accounts, the retained deficit accounts and no shareholders' equity.

     The Board concluded that this procedure is appropriate under the Company’s circumstances. In the first place, the entire retained deficit was incurred 10 or more years ago prior to the Company becoming inactive. The Company presently has insignificant assets and leaving the capital accounts and retained deficit accounts on the Company's balance sheet could tend to become misleading in future years as the Company enters another business or acquires other entities. The Board believes that the Company qualifies for the quasi-reorganization described herein under certain provisions of accounting rules and procedures applicable to the Company, and applicable state law.

     The quasi-reorganization will become effective retroactively as of March 1, 2004, assuming that holders of a majority of the outstanding common stock vote to approve the quasi-reorganization at the shareholders meeting. The restatement of accounts in the quasi-reorganization is not expected to alter the amount which might, in the future, be available for distribution to the holders of equity securities. THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE QUASI-REORGANIZATION AND PROXIES WILL BE VOTED ACCORDINGLY UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE FORM OF PROXY.

COMPANY ACCOUNTANTS

     The firm of Robison Hill & Company has acted as independent auditor for the Company for the fiscal years ended May 31, 2001, 2002 and 2003. The Independent Auditors’ Report on the financial statements of the Company for each of the last three fiscal years each raised substantial doubt about the Company’s ability to be a going concern and each report indicated that the financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company has had no disagreements with its auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

     The aggregate fees billed for each of the last two fiscal years for professional services rendered by our auditors for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly financial statements, including services normally provided by accountants in connection with statutory and regulatory filings or engagements is as follows:

	Year Ended May 31, 2003	Year Ended May 31, 2002
Audit Fees	$1,500	$3,850
Tax Fees	-0-	70
All Other Fees	-0-	-0-

     Audit Fees. Consists of fees billed for professional services rendered for the audits of our consolidated financial statements, reviews of our interim consolidated financial statements included in quarterly reports, services performed in connection with filings with the Securities and Exchange Commission and other services that are normally provided by Robison, Hill & Company in connection with statutory and regulatory filings or engagements.

     Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and consultation in connection with various transactions and acquisitions.

     Other Fees. Except as set forth above, none of the amounts the Company paid to its independent auditors represented charges for tax compliance, tax advice or tax planning services. Likewise, none of the fees paid to the auditors presented charges for financial information assistance design, implementation or similar services, or for any other services.

     A representative of Robison Hill & Company is not expected to be present at the Special Meeting of Shareholders and will not be available to answer questions.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

     The Audit Committee, consisting of all directors, is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees incurred to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

     The Audit Committee pre-approved 100% of the Company’s 2003 audit fees, audit-related fees, tax fees, and all other fees to the extent the services occurred after May 6, 2003, the effective date of the Securities and Exchange Commission’s final pre-approval rules.

SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals which a shareholder believes may be voted on at the annual meeting may be eligible for inclusion in the Company’s Proxy Statement for its annual meeting in 2005. Any such shareholder proposals must be submitted in writing to the Secretary of the Company no later than February 15, 2005. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement.

     Alternatively, a proposal or nomination that a shareholder does not seek to include in the Company’s Proxy Statement pursuant to rule 14a-8 may be submitted in writing to the Secretary of the Company before the 2005 annual meeting of shareholders not less than 45 days nor more than 120 days prior to the date on which the Company first mailed its proxy materials to shareholders for the 2004 annual meeting, unless the date of the 2005 annual meeting of shareholders is advanced by more than 30 days or delayed (other than as result of adjournment) by more than 30 days from the anniversary of the 2004 special meeting. If the 2005 annual meeting is advanced or delayed more than 30 days, then the submission must be received a reasonable time before the Company mails its proxy materials to shareholders for the 2005 annual meeting. If the shareholder does not also comply with applicable requirements, including Rule 14a-4, under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority with proxies it solicits to vote in accordance with the best judgment of the proxy on any such proposal or nomination submitted by a shareholder.

SOLICITATION OF PROXIES

     The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the officers subject to reimbursement from the Company. Solicitations will be made only by use of the mails, except that, if necessary to obtain a quorum, officers of the Company may make solicitations of proxies by telephone or telegraph or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Company’s shares held of record by such persons and the Company will reimburse them for their charges and expenses in this connection.

OTHER BUSINESS

     The Board does not know of any matters to be presented at the meeting other than the matters set forth herein. If any other business should come before the meeting, the persons named in the enclosed form of Proxy will vote such Proxy according to their judgment on such matters.

ROBERT W. MARSIK Corporate Secretary

Vista, California
July 15, 2004

Exhibit A

PLAN OF RECAPITALIZATION

     Plan for Reverse Stock Split. Upon approval by shareholders in the manner specified in the Colorado Business Corporation Act, the Board of Directors (“Board”) of Mercari Communications Group, Ltd. (the “Company”) shall be authorized to effect a reverse stock split of all outstanding shares of the Company’s $0.00001 par value common stock at the time of approval. To effect the Plan of Recapitalization (“Plan”) hereby approved, the Board shall be and hereby is authorized to cause the following steps to be taken.

     1. Reverse Split Ratio. A reverse split of 1 for 1,000 (i.e., each 1,000 shares of common stock outstanding before the reverse split would, after the Effective Date as defined below, represent one common share), subject to the provisions set forth in paragraph 2 below (the “Reverse Share Split”).

     2. Reverse Share Split. All shares of $0.00001 par value common stock of the Company outstanding prior to the Record Date shall, from and after the date of approval of this Plan by shareholders (hereafter the “Effective Date”) be combined into a lesser number of shares determined by multiplying the outstanding shares times a fraction, of which the numerator is one and the denominator is 1,000 (for example, the fraction would be: 1/1000 and 1,000 shares outstanding before the Effective Date would be reduced to 1 share after the Effective Date), provided, however, that the number of shares of common stock to be outstanding shall be increased as follows: if, as a result of the Reverse Share Split, any shareholder who was a shareholder of the Company immediately prior to the Effective Date would otherwise beneficially own fewer than one hundred (100) shares of common stock of the Company as a result of the Reverse Share Split after the Effective Date, the number of shares to be issued to such shareholder shall automatically be rounded up and increased so that such shareholders shall hold one hundred (100) shares of Company common stock following the reverse share split and, provided, further, that any fractional share which would otherwise be issued in accordance with the Reverse Share Split, shall automatically be rounded up to the next highest whole number of shares (subject to the further rounding-up provisions set forth in the preceding provisio). Upon surrender of certificates representing shares of common stock of the Company outstanding prior to the Effective Date and upon receipt of information confirming the identification of holders of any uncertificated stock of the Company, the Company shall issue, or cause to be issued, certificates representing the appropriate number of shares of the Company’s common stock to the holders of common stock of the Company.

     3. Exchange of Share Certificates. On or after the Effective Date, each holder of a certificate or certificates, which prior thereto represented outstanding shares of the Company’s common stock, will be given instructions to surrender the same to the Company’s transfer agent which shall act as the exchange agent to effect the exchange of certificates and each such shareholder shall be entitled upon surrender to receive (on payment of exchange, handling and delivery charges) in exchange therefore, a certificate representing one share of the Company’s common stock for each one thousand (1,000) shares of common stock previously owned and any additional shares issuable as a result of the upward roundings described in paragraph 2.

     4. Old Certificates to Represent Post-Split Stock Until Exchanged. Until so surrendered, each outstanding certificate, which, prior to the Effective Date represented shares of common stock, shall continue to represent the appropriate number of post-reverse split shares until such time as an exchange of share certificates shall have been effected.

     5. Abandonment. The Board of Directors may abandon the Plan of Recapitalization in its discretion at any time prior to the Effective Date.

PROXY

Mercari Communications Group, Ltd.
1005 East Cobblestone Drive
Highlands Ranch, CO 80126

ANNUAL MEETING OF SHAREHOLDERS

To be Held August 2, 2004

     This proxy is solicited by the BOARD OF DIRECTORS OF MERCARI COMMUNICATIONS GROUP, LTD. (the “Board of Directors” and the “Company,” respectively), which is asking that you appoint Robert W. Marsik, Chairman of the Board of Directors, Chief Executive, Financial and Accounting Officer, President and Treasurer and a director of the Company, as your proxy with full power of substitution under the premises therein. The Board of Directors asks that you authorize the proxy to represent you at the special meeting of shareholders of the Company to be held on Monday, August 2, 2004, at 10:00 a.m., Mountain Daylight Time, or any adjournment thereof, and further asks that you authorize the proxy to vote for the following as proposed by the Board of Directors:

     (1)   To approve the Plan of Recapitalization adopted by the Board of Directors and effect a one-for-one thousand (1 for 1,000) reverse split of outstanding shares of the Company’s common stock to be effective on the first business day following the shareholders meeting.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

     (2)    To authorize the Board of Directors to change the name of the Company to any proper name selected by the directors and to cause the Articles of Incorporation of the Company to be amended to effect the change of name.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

     (3)    To approve a plan of quasi-reorganization pursuant to which the Company shall restate the financial accounts for the Company to eliminate its additional paid-in capital and retained deficit accounts, and to reduce accrued liabilities by $110,435 as they existed February 29, 2004.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

     (4)    Grant the proxy the authority to act in his discretion with respect to such other matters as may properly come before the meeting or any adjournment thereof.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). UNLESS OTHERWISE INSTRUCTED ABOVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING FOR ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS AND FOR THE OTHER MATTERS PRESENTED BY THE BOARD OF DIRECTORS.

It is understood that this Proxy confers discretionary authority in respect of matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Shareholders to the undersigned.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith.

Dated and Signed: _____________________, 2004 ___________________________________________ Signature of Shareholder ___________________________________________ Name Printed	Dated and Signed: _____________________, 2004 ___________________________________________ Signature of Shareholder ___________________________________________ Name Printed

     Signature(s) should agree with the name(s) on certificates representing the shares. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THIS PROXY TO ROBERT W. MARSIK, 1960 WHITE BIRCH DRIVE, VISTA, CALIFORNIA 92083. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.